Exhibit 99.1

NeOnc Technologies (Nasdaq: NTHI) to Host Investor Conference Call to Present Dose-Escalation Results

from Full Phase 1 NEO212-01 Readout for Dosing and Toxicity

CALABASAS, Calif., Feb. 27, 2026 — NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company developing novel therapies for central nervous system (CNS) cancers, today announced today announced that it will host an investor conference call and webcast on March 4, 2026, at 6:00 a.m. Pacific Time / 9:00 a.m. Eastern Time.

During the call, members of the NeOnc management team and independent members of the Company’s Scientific Advisory Board (SAB) will present initial data from the Phase 1 dose-escalation portion of the NEO212-01 Phase 1/2 clinical trial, evaluating NeOnc’s proprietary bioconjugated temozolomide (TMZ) platform in an oral formulation for patients with CNS malignancies.

The discussion will include an update on the Phase 1 dose-escalation portion of the NEO212-01 clinical trial, including safety and toxicity data, dose-escalation observations, pharmacokinetic findings, and planned regulatory next steps.

Featured Participants:

●	Dr. Henry S. Friedman, MD – Deputy Director, Preston Robert Tisch Brain Tumor Center, Duke University; Independent Member, NTHI Scientific Advisory Board
●	Dr. Alexandra Miller, MD – Chief Neuro-oncology, Brain Tumor Program, NYU Langone Health; Independent Member, NTHI Scientific Advisory Board
●	NTHI Management Team:
●	Amir Heshmatpour – Chief Executive Officer, Executive Chairman and President
●	Dr. Thomas C. Chen, MD, PhD – Chief Medical Officer and Chief Scientific Officer
●	Dr. Josh Neman, PhD – Chief Clinical Officer
●	Keithly Garnett – Chief Financial Officer

Conference Call Details:

●	Date: March 4, 2026
●	Time: 6:00 a.m. PT / 9:00 a.m. ET
●	Webcast: A live webcast can be accessed at: https://www.webcaster5.com/Webcast/Page/3151/53708 or by visiting https://investors.neonc.com

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated. We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations. “NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:

info@neonc.com

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com